FOR IMMEDIATE RELEASE

Investor Relations
Contact: James Zeumer
Vice President
(248) 433-4597
email: jim.zeumer@pulte.com

Media Relations
Contact: Mark Marymee
Corporate Communications
(248) 433-4648
email: mark.marymee@pulte.com

PULTE HOMES REPORTS RECORD FOURTH QUARTER AND
FULL YEAR 2004 FINANCIAL RESULTS

•	Fourth Quarter Earnings from Continuing Operations Increase 64% to $3.20 Per Diluted Share; Consolidated Revenues Climb to $4.2 Billion

•	U.S. Deliveries in the Quarter Climb 20% to 13,424 Homes, Driving Domestic Homebuilding Settlement Revenues to $3.9 Billion

•	Backlog Value Increases 24% to $5.2 Billion; Unit Backlog Up 14% to 15,916 Homes

•	Record 2004 Consolidated Revenues of $11.7 Billion

•	Full Year Earnings from Continuing Operations Increase 56% to a Record $7.67 Per Diluted Share

•	Company Reaffirms Guidance for 2005 Earnings from Continuing Operations in the Range of $9.00 to $9.50 Per Diluted Share

     Bloomfield Hills, MI, February 2, 2005 - Pulte Homes, Inc. (NYSE: PHM) today announced record financial results for its fourth quarter and year ended December 31, 2004. For the quarter, income from continuing operations increased 68% to a record $418.2 million, compared with $248.5 million in 2003. Fourth quarter earnings from continuing operations increased 64% to $3.20 per diluted share, compared with prior year earnings from continuing operations of $1.95 per diluted share. Consolidated fourth quarter revenues for the Company increased 35% to a record $4.2 billion.

     For the year, Pulte Homes reported record consolidated revenues of $11.7 billion, an increase of 30% over the prior year and the first time the Company’s revenues have topped $11 billion. Full year earnings from continuing operations rose 56% to $7.67 per diluted share, compared with $4.93 in the prior year. Pulte’s financial results for the fourth quarter and the full years of 2004 and 2003 have been adjusted to reflect the previously announced sale of the Company’s Argentina operations in early January 2005. As of December 31, 2004, Pulte’s Argentina operations have been classified as held for sale and presented as discontinued operations.

     “Pulte’s fourth quarter results complete a record breaking year in which our revenues increased 30% to more than $11.7 billion, while our earnings from continuing operations increased 56% to a record $7.67 per diluted share,” said Richard J. Dugas, Jr., President and Chief Executive Officer. “As strong as 2004 was, Pulte is entering 2005 in an even better position with a record backlog valued at $5.2 billion and a strong land pipeline capable of supporting our growth targets for 2005.”

     “Given our record backlog, solid demand environment and robust community pipeline, we are reaffirming previous guidance for 2005 earnings from continuing operations of $9.00 to $9.50 per diluted share, representing a year-over-year increase of 17% to 24%,” said Dugas.

Fourth Quarter Results

     Revenues from domestic homebuilding settlements for the fourth quarter increased 35% to a record $3.9 billion. Higher revenues for the period were the result of a 13% increase in average selling price to $294,000 combined with a 20% increase in total home deliveries to a fourth quarter record of 13,424 homes. The higher average selling price for the period reflects a combination of price increases realized during the quarter and changes in the mix of homes delivered.

     Fourth quarter domestic homebuilding pretax income increased 66% to $663.2 million, compared with prior year pretax income of $399.7 million. Pretax income for the period benefited from a 180 basis point increase in gross margins from home settlements resulting from higher prices, a favorable product mix and an improvement in overall operating efficiencies. Selling, General & Administrative expenses as a percent of home settlement revenues dropped 110 basis points to 7.5%.

     Land sales during the quarter generated $157.5 million in revenues and $62.9 million in gross profits, compared with $115.3 million and $40.8 million, respectively, in 2003. Land sales are an important component of the Company’s domestic homebuilding operations, but can fluctuate quarter-to-quarter depending upon the timing of individual land transactions.

     Domestic net new home orders for the quarter were 8,940, up 6% from the prior year fourth quarter orders of 8,465 homes. “Demand remained strong during the quarter, with our domestic operations delivering a 6% increase in net new sign ups,” said Dugas. “Order activity in Las Vegas responded as planned following price adjustments announced in October, but the anticipated higher cancellation rates experienced during the period distort reported fourth quarter net sign ups. Excluding the Las Vegas market, Pulte’s fourth quarter net new home orders increased 17% over the prior year.”

     Pulte’s ending backlog for its domestic operations was valued at $5.2 billion, an increase of 24% over the prior year. Year end unit backlog was 15,916 homes, an increase of 14% compared with 13,952 at the end of 2003.

     Fourth quarter pretax income for the Company’s financial services operations totaled $17.7 million, up slightly from prior year pretax income of $17.5 million as gains associated with increased loan origination volumes were partially offset by a less favorable interest rate environment and higher overhead costs associated with initiatives to drive better customer service. Higher homebuilding volumes, combined with a 550 basis point increase in capture rate to 88.8%, helped drive loan production for the period to 12,316 loans, representing $2.4 billion in principal value.

     For the fourth quarter, Pulte’s International operations reported pretax income of $6.6 million, compared with $4 million in 2003. Increased unit closings and revenues in the Company’s Mexico and Puerto Rico operations drove the improved performance for the quarter. Pulte continues to evaluate different strategic alternatives with regard to its International operations as part of a broader initiative to drive enhanced financial results. As part of this process, Pulte Homes sold all of its Argentina operations in early January 2005. Although the sale was completed subsequent to the close of 2004, as a result of this transaction, the Company reported Pulte Argentina as a Discontinued Operation in the fourth quarter and recorded an after-tax charge of approximately $20.6 million.

Full Year Results

     For the year ended December 31, 2004, Pulte Homes’ income from continuing operations increased 61% to $998 million, compared with prior year income of $619.2 million. Earnings from continuing operations for 2004 were $7.67 per diluted share, an increase of 56% over prior year earnings from continuing operations of $4.93 per diluted share. Consolidated revenues for 2004 were a record $11.7 billion, up from $9 billion in 2003. Pulte’s earnings for the fourth quarter and the full years of 2004 and 2003 have been adjusted to reflect the sale of the Company’s Argentina operations, which are now reported as held for sale and presented as discontinued operations.

     Revenues from domestic homebuilding settlements for 2004 increased 31% to $11.1 billion. Higher revenues for the period resulted from an 11% increase in average selling price to $287,000 combined with an 18% increase in the number of homes closed which totaled a record 38,612 homes. The increase in average selling price for the period reflects a combination of price increases and a favorable change in the mix of product closed during the period.

     Domestic homebuilding pretax income for the year increased 64% to a record $1.6 billion, compared with prior year pretax income of $998.8 million. Gross margins from home sales for the period increased 200 basis points to 22.6%, while Selling, General & Administrative costs as a percentage of settlement revenues dropped 90 basis points to 8.8%. Land sales for the year generated $99.8 million in gross margin, compared with $65.9 million in 2003.

     For 2004, Pulte’s financial services operations reported pretax income of $47.4 million, a decrease of 31% from prior year pretax income of $68.8 million, as gains associated with increased loan origination volumes were offset by a less favorable interest rate environment and higher overhead costs associated with initiatives to drive better customer service. Higher homebuilding volumes, combined with a 580 basis point increase in capture rate to 87.8%, helped drive loan originations for the period to 35,232 loans, representing $6.7 billion in principal value.

     Pulte’s International operations reported pretax income for 2004 was $10.4 million, compared with pretax income of $6.3 million in 2003. Increased unit closings and revenues in the Company’s Mexico and Puerto Rico operations drove the improved performance for the year.

     A conference call discussing Pulte Homes’ fourth quarter results will be held Thursday, February 3, 2005, at 8:30 a.m. Eastern Time, and web cast live via Pulte.com. Interested investors can access the call via the Company’s home page at www.pulte.com.

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic and business conditions; (2) interest rate changes and the availability of mortgage financing; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) the availability and cost of insurance covering risks associated with our business; (7) shortages and the cost of labor; (8) weather related slowdowns; (9) slow growth initiatives and/or local building moratoria; (10) governmental regulation, including the interpretation of tax, labor and environmental laws; (11) changes in consumer confidence and preferences; (12) required accounting changes; (13) terrorist acts and other acts of war; and (14) other factors over which the Company has little or no control. All forward-looking statements made are made as of the date hereof, and the risk that actual results will differ materially from expectations will increase with the passage of time. Pulte undertakes no duty to update any forward-looking statement whether as a result of new information, future events or changes in Pulte’s expectations.

About Pulte Homes

     Pulte Homes, Inc., (NYSE: PHM) based in Bloomfield Hills, Mich., has operations in 45 markets across the U.S. Under its Del Webb (www.delwebb.com) brand, the company is the nation’s leading builder of active adult communities for people age 55 and older. Over its history, the company has constructed more than 370,000 homes. In 2004, J.D. Power and Associates ranked Pulte Homes No. 1 in customer satisfaction in 14 U.S. markets, and among the top three homebuilders in 23 of 25 total markets surveyed. J.D. Power and Associates also named Pulte Homes the inaugural recipient of its Platinum Award for Excellence in Customer Service among the nation’s largest new homebuilders in 2004. Pulte Mortgage LLC is a nationwide lender committed to meeting the financing needs of Pulte Homes’ customers by offering a wide variety of loan products and superior customer service.

Websites: www.pulte.com; www.delwebb.com

###

Pulte Homes, Inc.
Condensed Consolidated Results
Of Operations
(000’s omitted, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
CONSOLIDATED RESULTS:

Revenues:
Homebuilding	$4,167,789	$3,093,406	$11,596,748	$8,892,786
Financial Services	36,567	30,626	112,719	115,847
Corporate	165	438	1,749	3,281

Total Revenues	$4,204,521	$3,124,470	$11,711,216	9,011,914

Pretax income (loss):
Homebuilding	$669,778	$403,705	$1,643,793	$1,005,124
Financial Services	17,677	17,491	47,429	68,846
Corporate	(22,019)	(20,335)	(90,685)	(75,351)

Income from continuing operations before income taxes	665,436	400,861	1,600,537	998,619

Income taxes	247,199	152,341	602,529	379,376

Income from continuing operations	418,237	248,520	998,008	619,243

Income(loss) from discontinued operations	(20,864)	(626)	(11,467)	5,391

Net income	$397,373	$247,894	$986,541	$624,634

EARNINGS PER SHARE - ASSUMING DILUTION:

Income from continuing operations	$3.20	$1.95	$7.67	$4.93
Income (loss) from discontinued operations	(.16)	(.01)	(.09)	.04

Net income	$3.04	$1.94	$7.58	$4.97

Shares used in per share calculations	130,706	127,464	130,117	125,730

Pulte Homes, Inc.
Condensed Consolidated Balance Sheets
($000’s omitted)

	December 31,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Cash and equivalents	$314,634	$401,883
Unfunded settlements	118,471	122,271
House and land inventories	7,390,791	5,510,756
Land held for sale	230,743	251,237
Land, not owned, under option agreements	106,380	73,256
Residential mortgage loans available-for-sale	697,077	541,502
Investment in unconsolidated entities	258,868	69,502
Goodwill	307,693	307,693
Intangible assets	135,454	143,704
Other assets	815,020	641,548
Deferred income tax assets	31,766	8,799

	$10,406,897	$8,072,151

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable, accrued and other liabilities	$2,203,101	$1,914,378
Collateralized short-term debt, recourse solely to applicable subsidiary assets	617,415	479,287
Income taxes	202,557	79,391
Senior notes and subordinated debentures	2,861,550	2,150,972

Total Liabilities	5,884,623	4,624,028

Shareholders’ Equity	4,522,274	3,448,123

	$10,406,897	$8,072,151

Pulte Homes, Inc.
Segment Data
($000’s omitted)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
HOMEBUILDING:
Pretax income:
Domestic	$663,159	$399,706	$1,633,415	$998,822
International	6,619	3,999	10,378	6,302

Total Homebuilding	$669,778	$403,705	$1,643,793	$1,005,124

Domestic Homebuilding:
Home sales (settlements)	$3,941,238	$2,916,448	$11,094,617	$8,482,341
Land sales	157,494	115,332	305,391	219,320

Domestic Homebuilding Revenue	4,098,732	3,031,780	11,400,008	8,701,661

Home cost of sales	(3,046,554)	(2,306,319)	(8,583,551)	(6,731,834)
Land cost of sales	(94,601)	(74,570)	(205,589)	(153,415)
Selling, general & administrative expense	(294,647)	(252,185)	(973,629)	(820,951)
Other income (expense), net	229	1,000	(3,824)	3,361

Pretax income	$663,159	$399,706	$1,633,415	$998,822

International Homebuilding:
Home sales (settlements)	$69,057	$61,626	$196,740	$191,125
Cost of sales	(55,341)	(49,533)	(158,972)	(152,445)
Selling, general & administrative expense	(7,102)	(8,132)	(28,459)	(34,259)
Other income (expense), net	(331)	413	(2,362)	(203)
Minority Interest	(2,167)	(1,427)	(3,242)	(1,382)
Equity in income of joint venture operations	2,503	1,052	6,673	3,466

Pretax income	$6,619	$3,999	$10,378	$6,302

FINANCIAL SERVICES:
Pretax income	$17,677	$17,491	$47,429	$68,846

CORPORATE:
Pretax loss:
Net interest expense	$(11,445)	$(10,653)	$(47,372)	$(39,364)
Other Corporate expense, net	(10,574)	(9,682)	(43,313)	(35,987)

Total Corporate	$(22,019)	$(20,335)	$(90,685)	$(75,351)

Pulte Homes, Inc.
Business Operating Data
($000’s omitted)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
HOMEBUILDING SETTLEMENT
REVENUES:
Domestic	$3,941,238	$2,916,448	$11,094,617	$8,482,341
International	69,057	61,626	196,740	191,125

Total settlement revenues	$4,010,295	$2,978,074	$11,291,357	$8,673,466

HOMEBUILDING UNIT
SETTLEMENTS:
Domestic	13,424	11,159	38,612	32,693
International	2,735	2,445	7,713	6,889

Total settlement units	16,159	13,604	46,325	39,582

Domestic Homebuilding:
Unit settlements:
Northeast	1,166	1,087	3,249	2,692
Southeast	3,306	2,621	9,362	8,234
Midwest	2,137	1,631	5,520	4,936
Central	2,347	2,024	6,066	5,283
West	4,468	3,796	14,415	11,548

	13,424	11,159	38,612	32,693

Average selling price	$294	$261	$287	$259

Unit net new orders*:
Northeast	778	687	3,197	3,098
Southeast	2,887	1,994	10,941	9,021
Midwest	1,145	1,077	5,396	4,736
Central	1,288	1,231	5,987	5,125
West	2,842	3,476	15,055	13,009

	8,940	8,465	40,576	34,989

Unit net new orders — dollars*	$2,650,000	$2,410,000	$12,101,000	$9,555,000

Unit backlog:
Northeast			1,483	1,535
Southeast			5,305	3,726
Midwest			1,277	1,401
Central			1,077	1,156
West			6,774	6,134

			15,916	13,952

Dollars in backlog			$5,154,000	$4,147,000

* Unit net new orders for the year ended December 31, 2003 do not include 1,051 units of backlog acquired and the related dollars.

Pulte Homes, Inc.
Business Operating Data, continued
($000’s omitted)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
MORTGAGE ORIGINATIONS:

Origination volume	12,316	9,083	35,232	28,655

Origination principal	$2,384,800	$1,621,100	$6,739,200	$4,989,500

Capture rate percentage	88.8%	83.3%	87.8%	82.0%

Pulte Homes, Inc.
Supplemental Information
($000’s omitted)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Interest expense:
Homebuilding (included in home cost of sales)	$45,688	$27,999	$133,049	$78,708
Corporate	11,610	11,091	49,121	42,645
Financial Services	2,592	1,963	7,241	7,386

Total interest expense	$59,890	$41,053	$189,411	$128,739

Depreciation & amortization	$12,831	$10,545	$46,296	$39,419